Exhibit 99.5

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Recommencement of Stock Repurchase Program

On January 31, 2019, the board of directors of Amalgamated Bank (the “Bank”) approved, subject to regulatory and stockholder approval, a program pursuant to which the Bank is authorized to repurchase, from the Bank’s stockholders from time to time, shares of the Bank’s common stock in an aggregate purchase amount of up to $25.0 million (the “Stock Repurchase Program”). Applicable New York Banking Law required that the Stock Repurchase Program be approved by the holders of two-thirds of the Bank’s outstanding capital stock. Such approval was obtained at the annual meeting of stockholders held on April 30, 2019. The Stock Repurchase Program has also received the requisite approvals from the New York State Department of Financial Services and the Federal Deposit Insurance Corporation. On May 28, 2019, the Bank adopted a written stock trading plan in accordance with Rule 10b5-1 to facilitate the repurchase of its shares in accordance with the Stock Repurchase Program through December 31, 2019. On June 20, 2020, the Bank announced that the Stock Repurchase Program had been suspended indefinitely.

The Board of Directors of the Bank has determined to recommence the Stock Repurchase Program on February 22, 2021. Shares having a market value of approximately $12.2 million may yet be repurchased under the program. No time limit has been set by the Board for the completion of the Share Repurchase Program. The Board’s authorization does not require the Bank to acquire any specified number of shares and may be suspended or discontinued without prior notice.

Planned Consummation of the Holding Company Reorganization

The Bank held a Special Meeting of Stockholders on January 12, 2021 related to the proposed reorganization of the Bank into a holding company form of ownership (the “Special Meeting”). At the Special Meeting, the Bank’s stockholders approved a Plan of Acquisition, pursuant to which the Bank will reorganize and become a wholly owned subsidiary of Amalgamated Financial Corp., a Delaware public benefit corporation (the “Company”). The Bank and the Company currently intend to consummate the reorganization on March 1, 2021.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “going forward,” “looking forward,” “anticipate,” “expect,” “intend,” “believe,” “may,” “likely,” “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements: (i) statements regarding the Banks’s intention to repurchase shares of its common stock under the Stock Repurchase Program and (ii) the ability to meet the remaining closing conditions to the Reorganization on the expected terms and schedule. Additional factors that may cause actual results to differ materially from those contemplated by any forward-looking statements also may be found in the Bank’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the FDIC and available at the FDIC’s website at https://efr.fdic.gov/fcxweb/efr/index.html. The inclusion of this forward-looking information should not be construed as a representation by the Company, the Bank or any person that future events, plans, or expectations contemplated by the Company or the Bank will be achieved. Neither the Bank nor the Company undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Andrew LaBenne
Name:	Andrew LaBenne
Title:	Chief Financial Officer and Senior
Executive Vice President

Date: February19, 2021